SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K/A


Current Report Under to Section 13 or 15(d) of
The Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  June 30, 1995
Commission File Number:  1-10013


Larson Davis Incorporated
(Exact Name of Registrant as Specified in its Charter)


            Nevada                                 87-0429944
(State or other jurisdiction of                  (IRS Employer
incorporation or organization)                 Identification No.)


1681 West 820 North, Provo, Utah                          84601
(Address of Principal Executive Offices)                (Zip Code)


Registrant's Telephone Number, Including Area Code:
(801) 375-0177


N/A
(Former name, former address, and formal fiscal year, if changed since last report)


Page 1 of 26 consecutively numbered pages, including exhibits.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Larson Davis Incorporated (the "Company") has entered into a definitive agreement with Harris Miller Miller & Hanson, Inc. ("HMMH"), an established consulting firm, based on the agreement in principle previously described in the Company's report on form 8-K dated June 30, 1995. Under the terms of the agreement, the Company has licensed its proprietary Airport Noise and Operations Monitoring Software ("ANOMS") and transferred management and implementation of substantially all of its airport noise monitoring contracts to HMMH. Included in these contracts is one recently awarded to the Company by the City of Chicago for the installation of an approximately $3,600,000 noise monitoring system.

The Company was paid a one-time fee of $125,000, will receive $150,000 in guaranteed annual royalties for the lessor of a ten-year period or the term of the agreement, and will be paid a varying royalty of 2.5% to 4% on the gross revenues of HMMH from the sale, installation, upgrade, and maintenance of airport noise and operations monitoring systems. HMMH will use its best efforts to include the Company's hardware in its future proposals for airport noise monitoring systems and the Company will provide such equipment at a 25% discount from its regular pricing structure. HMMH has the right to purchase all of the Company's rights to the ANOMS software at a predetermined price of $3,000,000, $2,200,000, $1,700,000, and
$875,000, respectively, on the three, five, seven, and ten year anniversaries of the agreement. HMMH has the right to terminate the agreement after an initial three-year period and, at the end of the ten year term, can elect to extend the agreement for an additional five years during which it would be obligated to pay a royalty of 3% on its gross revenues from airport systems.

The Company does not anticipate that the transaction will have a material effect on its balance sheet, although it will impact its results of operations. Installing and maintaining airport noise monitoring systems provided approximately $1,700,000 in gross revenues to the Company for the nine months ended March 31, 1995, with associated expenses of approximately $1,775,000 or a loss of approximately $75,000. If the proposed transaction had been completed at the beginning of the nine month period and HMMH had been awarded and completed the same work as the Company during this period, of which there can be no assurance, the Company would have had revenues of approximately $620,000 (excluding the one-time payment of the $125,000 royalty fee) from the sale of its hardware included in the airport noise monitoring systems, with associated expenses of approximately $490,000, for a profit of approximately $130,000.

HMMH is a consulting firm established in 1981 by experienced acoustical engineers that has focused its business on consulting in the noise and vibration market in the transportation industry, including interpreting airport noise regulations and establishing specifications for the hardware and software airports needed to monitor sound levels and other environmental occurrences at the airport and in surrounding communities. HMMH established the specifications for a number of airports at which the Company's systems are installed and provides consulting work to the Federal Aviation Administration (the "FAA"). The Company believes that HMMH has a strong marketing advantage in the airport industry because of its established reputation, experience, and long association with airport administrators.

The Company acquired the ANOMS Software from Technology Integration Incorporated ("TII") during the year ended June 30, 1994. Certain former key employees of TII that became employees of the Company at the time of the TII transaction are now employees of HMMH.

HMMH also agreed to temporarily sublease the Company's facility in Boston, Massachusetts, which had served as the headquarters for the Company's airport systems operations.


ITEM 7.  EXHIBITS

Exhibit       SEC
  No.     Reference No.            Description             Location
   1          (10)       Technology License, Assumption,     This
                         and Maintenance Agreement           Filing
                         between Larson Davis Incorporated   Page 5
                         and Harris Miller Miller & Hanson,
                         Inc., dated August 15, 1995

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 31, 1995          LARSON DAVIS INCORPORATED


                                 By    /s/ Dan J. Johnson
                                   Dan J. Johnson, Vice-President
                                   Secretary/Treasurer
                                   (Principal Financial and
                                   Accounting Officer)

TECHNOLOGY LICENSE, ASSUMPTION AND MAINTENANCE AGREEMENT

THIS TECHNOLOGY LICENSE, ASSUMPTION, AND MAINTENANCE AGREEMENT (this "Agreement" is made and entered into this 15th day of August, 1995, by and between LARSON-DAVIS INCORPORATED, a Nevada corporation
("Larson-Davis"), and HARRIS MILLER MILLER & HANSON INC., a
Massachusetts corporation ("HMMH"), based on the following:

Premises

A. Larson-Davis, through its operating division Larson-Davis Systems, is engaged in the design, sale, installation, and maintenance of integrated noise and operations monitoring systems for airports. Larson-Davis is the owner of proprietary software known as Airport Noise and Operations Monitoring System ("ANOMS") that is included in the airport installations and Larson-Davis designs, manufactures, and markets certain hardware that is included in such installations.

B. HMMH is engaged in the business of providing consulting services in the noise and vibration control industry. HMMH is experienced in noise and operations monitoring and database management for airports and has provided consulting services to several airports concerning the design and bid specifications for proposed noise monitoring systems.

C. The parties have agreed that Larson-Davis will provide an exclusive license to the ANOMS software to HMMH for use in the airport noise and operations monitoring industry on the terms and conditions set forth in this Agreement. In addition, HMMH will assume the obligations of Larson-Davis under the terms of certain existing contracts with airports and the pending proposals to airports from Larson-Davis for airport noise and operations monitoring systems to airports.

Agreement

NOW THEREFORE, based on the foregoing premises and for and in consideration of the mutual promises and covenants contained herein, the adequacy of which are hereby acknowledged, it is hereby agreed as follows:

1. Certain Definitions. The following defined terms have the stated meanings as used herein:

(a) ANOMS. The term "ANOMS" or "ANOMS Software" shall mean the proprietary software owned by Larson-Davis and known as the "Airport Noise and Operations Monitoring System" as more specifically identified on Exhibits "A" and "A1" attached hereto and incorporated herein by this reference. It shall include without limitation any and all software acquired by Larson-Davis from TII but shall specifically exclude any other software developed independently by Larson-Davis prior to acquiring software from TII and used in the Business, or developed by them for such use. "ANOMS" or "ANOMS Software" shall also include any modified versions of the ANOMS Software which may be developed by Larson-Davis or HMMH during the term of this Agreement. Neither the ANOMS Software nor any of its components shall be identified by Larson-Davis as a catalog item for sale to the general public at any time during the term of this Agreement.

(b) Airport Authorities. The term "Airport Authorities" shall mean airport owners, operators, or agencies responsible for the operation and maintenance of airports.

(c) Airport Noise and Operations Monitoring Industry. The term "Airport Noise and Operations Monitoring Industry" shall mean the business of providing equipment and systems for the purpose of collecting, storing, analyzing, manipulating, or interpreting acoustical and operations information in connection with the operation of airports.

(d) Airport Noise and Operations Monitoring System. The term "Airport Noise and Operations Monitoring System" shall mean a system designed for use by a customer to assist in the collection, storage, analysis, manipulation, or interpretation of acoustical and operations information in connection with the operation of airports.

(e) Airport Related Noise and Operations Monitoring System. The term "Related Noise and Operations Monitoring System" shall mean a system designed for use by a customer to assist in the collection, storage, analysis, manipulation, or interpretation of operations or acoustical information in connection with the operation of transportation facilities (other than airports), or transportation-related construction projects.

(f) Business. The "Business" shall mean the business of designing, developing, marketing, selling, installing, and maintaining Airport Noise and Operations Monitoring Systems as heretofore carried out by Larson-Davis, and as may be subsequently developed by HMMH.

(g) Collateral. The "Collateral" shall mean the collateral subject to the security interest granted by HMMH to Larson-Davis in Section 24

(h) Collateral Rights. The term "Collateral Rights" shall have the meaning set forth in Section 8.

(i) Confidential Information. "Confidential Information" as used herein shall mean information in the possession of a party which is held and treated by such party as proprietary or trade secret information and not disclosed to the trade or public by such party. Confidential Information shall not include information (i) which is known to the receiving party at the time of disclosure by the disclosing party, (ii) which after disclosure by the disclosing party to the receiving party is received by the receiving party from another person or entity who, with respect to the disclosing party, has the right to disclose such information, or (iii) which is available to the public or subsequently becomes available to the public through no breach of obligations of confidence and trust by the receiving party to the disclosing party.

(j)  Effective Date.  The term "Effective Date" shall mean August 10,
1995.

(k) End User. The term "End User" shall mean the customer that acquires software or hardware for use in its business or operations rather than for resale, relicensing, or distribution to others.

(l) Term Year. "Term Year" shall mean a period of four consecutive Quarters, the first Term Year commencing on the Effective Date and ending on September 30, 1996 (the "Term Year End Date"), and each successive Term Year being a period of four Quarters ending on an anniversary of the Term Year End Date.

(m) HMMH Affiliate. "HMMH Affiliate" shall mean any parent corporation of or other person or entity that holds at least a 10% equity interest in HMMH, any subsidiary or other entity in which HMMH holds at least a 10% equity interest, or any subsidiary or other entity in which a parent or the shareholders of HMMH hold at least a 10% equity interest.

(n) Improvements. The term "Improvements" means any modification, enhancement, or subsequent release of ANOMS or any software, process, or information which is developed from, utilizes, or is based on the Licensed Technology.

(o) Licensed Technology. The term "Licensed Technology" shall mean the ANOMS Software, all the computer software, tools, utilities, technical information, and know-how related to the ANOMS Software owned by Larson-Davis as of the date of this Agreement, all of the software owned by Larson-Davis and used in the Business, all Improvements, and the right to use all proprietary rights with respect thereto including without limitation any and all copyrights, patent rights, trademarks, or trade secret rights in or to any of the foregoing, as identified on Exhibits "A" and "A1" of this Agreement.

(p) Quarter. "Quarter" shall mean any calendar quarter, subject to adjustment in the case of the first and last Quarters under this Agreement. The first Quarter under this Agreement shall be a prorated period beginning on the Effective Date and ending on September 30, 1996.

(q) Total ANOMS Revenues. "Total ANOMS Revenues" as used in this Agreement shall mean the gross payment or consideration actually received by HMMH or an HMMH Affiliate from the design, sale, installation, upgrade, modification, or maintenance of any Airport Noise and Operations Monitoring System or any Related Noise and Operations Monitoring System, which incorporates the Licensed Technology, net of any amounts charged to customers representing payment or reimbursement for sales or use taxes and shipping and related charges, if invoiced separately.

2. Grant of License. Subject to the performance by HMMH of its obligations under the terms of this Agreement and the provisions of paragraph 4 of this Agreement, effective as of the Effective Date Larson-Davis hereby grants HMMH the exclusive license to use and practice the Licensed Technology in the Airport Noise and Operations Monitoring Industry, including: (i) the production, marketing, licensing, or sale to End Users of the ANOMS Software;
(ii) the design and development of Improvements; (iii) the production, marketing, licensing, or sale of any Improvements;
(iv) the right to reproduce, distribute, perform, display and prepare derivative works of any works of authorship included in the Licensed Technology; and (v) the right to manufacture, market and sell any products or systems and to practice any methods covered by any claim of any patent included in the Licensed Technology. Such exclusive license shall include complete access to the source code of the ANOMS Software and the right to modify or amend such source code as HMMH may deem appropriate. HMMH shall also have a non-exclusive license to use and practice the Licensed Technology in Related Noise and Operations Monitoring Industries.

3. Documentation of Licensed Technology. Larson-Davis shall provide HMMH with all available written technical information and know-how in its possession concerning the Licensed Technology. Larson-Davis shall provide such additional technical assistance with respect to the Licensed Technology and any Improvements as may be requested by HMMH. When such technical assistance is required from individuals who have remained as employees of Larson-Davis, such technical assistance shall be provided, within reasonable time and resource constraints, at LarsonDavis' preferred customer standard rate which is currently $40 per hour, plus expenses (travel, meals, etc.).

4. Reservation of Rights; exclusivity. Larson-Davis reserves the right to make use of the Licensed Technology, including the ANOMS Software but excluding any and all Improvements made by HMMH, in applications other than in the Airport Noise and Operations Monitoring Industry, subject to the following provisions of this
Section 4. In addition, Larson Davis reserves the right to use the Licensed Technology, including the ANOMS Software, in the Airport Noise and Operations Monitoring Industry, but only to the extent necessary for Larson-Davis to meet obligations in existence at the time of the Effective Date that are not assumed by HMMH for any reason. During the term of this Agreement, Larson-Davis shall not use or practice the Licensed Technology in any manner in the Airport Noise and Operations Monitoring Industry, or license or otherwise authorize any other person to do so. In particular, but without limitation of the foregoing, Larson-Davis shall not, and shall not license or otherwise authorize any other person to: (i) produce, market, license or sell the ANOMS Software to any End User in the Airport Noise and Operations Monitoring Industry; or (ii) produce, market, license or sell to any person any Improvements which are specifically and primarily used in the Airport Noise and Operations Monitoring Industry.

5. Existing Contracts. Larson-Davis is party to a number of agreements with Airport Authorities. Larson-Davis wishes to assign, and HMMH wishes to assume, all of Larson-Davis' rights, duties, and obligations under the terms of the contracts listed on Exhibit "B" attached hereto and incorporated herein by this reference (the "Assigned Contracts"). Such assignment may require the prior approval of the relevant Airport Authority. Subsequent to the execution and delivery of this Agreement, the parties agree to cooperate in informing the relevant Airport Authorities of the intention of the parties and in seeking the approval of the assignment and assumption of the Assigned Contracts from the Airport Authorities. Until obtaining such approval with respect t any particular contract (a "Deferred Approval Contract"), HMMH shall be retained by Larson-Davis under subcontract to perform the work required under such contract, and Larson-Davis shall, as consideration for such subcontract services by HMMH, direct to be paid to HMMH all accounts receivable and payments with respect to work in progress identified in Exhibits "D" and "II" of this Agreement under such Deferred Approval Contract and shall provide to HMMH all other benefits received by Larson-Davis in consideration for work performed by HMMH. Any such subcontract between Larson-Davis and HMMH shall be subject to the terms of the Assigned Contracts.

6. Assignment of Existing Contracts. Subject only to obtaining any necessary approval of the Airport Authorities as set forth in paragraph 5 of this Agreement, Larson-Davis hereby sells, assigns, transfers, and sets over to HMMH all of Larson-Davis' right, title, and interest in and to the Assigned Contracts. Larson-Davis represents and warrants that it has full right, title, and authority to sell, assign, transfer, and set over to HMMH all such right, title, and interest in and to the Assigned Contracts, subject only to any required approval of the relevant Airport Authority.

7. Assumption of Existing Contracts. Subject only to obtaining any necessary approval from the relevant Airport Authority as set forth in paragraph 5 of this Agreement, on the Effective Date HMMH agrees to accept the assignment of the Assigned Contracts and to assume, perform, fulfill, and observe all of Larson-Davis' duties and obligations of performance of scope under such Assigned
Contracts. Larson-Davis also agrees to retain certain performance obligations under the Assigned Contracts as identified in Exhibit "C."

8. Assignment of Collateral Rights. Larson-Davis hereby assigns to HMMH all of its right, title, and interest in and to (i) the accounts receivable with respect to the Assigned Contracts specifically identified on Exhibit "D" attached hereto and incorporated herein by this reference; (ii) the work in progress and pending airport proposals specifically identified on Exhibit "E" attached hereto and incorporated herein by this reference; (iii) the rights of Larson-Davis under the lease agreement for the Sun computer equipment identified on Exhibit "F' attached hereto and incorporated herein by this reference, including the use of such equipment;
(iv) the rights of Larson-Davis under the terms of the vendor agreements to supply materials and services in support of the Assigned Contracts as identified on Exhibit "G" attached hereto and incorporated herein by this reference; and (v) the INTERNET address of Larson-Davis Systems and the hardware and service contract associated with such INTERNET connection. The contracts and other rights referred to in the preceding clauses (i) through (v) ar referred to herein as the "Collateral Rights." Larson-Davis represents and warrants that it has full right, title, and authority to sell, assign, transfer, and set over to HMMH all such right, title, and interest in and to the Collateral Rights, subject only to the requirements for consent to such transfer or assignment as are contained in the Assigned Contracts.

9. Assumption of Collateral Obligations. In addition to the assumption of the duties, obligations, and liabilities of Larson-Davis under the terms of the Assigned Contracts, HMMH will assume all of Larson-Davis' future duties, obligations, and liabilities under the terms of the following:

(a) The lease agreement for the Sun computer equipment identified on Exhibit "F";

(b) The agreement with respect to Larson-Davis Systems' INTERNET connection, including the hardware and service provided with respect thereto;

(c) The obligations, if any, of, Larson-Davis Systems under the terms of the vendor agreements identified on Exhibit "G";

(d) The accounts payable identified on Exhibit "H" attached hereto and incorporated herein by this reference;

(e) The pending bids and proposals identified on Exhibit "E" hereto. HMMH shall not be obligated to assume any obligation, commitment, or duty of Larson-Davis not specifically identified under the terms of this Agreement.

10. Bonding. HMMH agrees to use reasonable efforts to obtain replacement bonding with respect to the Assigned Contracts. HMMH shall be so obligated with respect to the bonds scheduled on Exhibit "I". HMMH shall use reasonable efforts to provide the necessary bonding in the full amount required under the terms of the Assigned Contracts so as to obtain the release of Larson-Davis from the bonding currently in place with respect to such contracts. HMMH agrees to indemnify Larson-Davis for any losses suffered by it with respect to bonds for Assigned Contracts which are not replaced, and agrees to become co-obligor only if required by bonding companies with respect to existing bonds in order to preclude Larson-Davis' default on such existing bonds.

11. Payment. In connection with the transactions set forth in this Agreement, HMMH agrees to pay the following to Larson-Davis:

(a)  $125,000 in cash to be paid on the date of execution;

(b) A license fee, to be paid during the Term of this Agreement and paid monthly in advance commencing on the first day of the first month following the month in which the Effective Date occurs, of $12,500 per month for the shorter of the Term of this Agreement or ten years. In the event payment by HMMH becomes overdue by 30 days, Larson-Davis shall give HMMH 30 days' notice that it is in breach of this provision and HMMH shall have 60 days in which to cure such breach. Upon the expiration of the cure period, Larson-Davis shall be entitled to take such action as it deems necessary to enforce its rights under this Agreement, pursuant to the terms hereof.

(c) An ongoing royalty for the shorter of the Term of this Agreement or ten years based on the Total ANOMS Revenues received by HMMH during each Term Year as set forth below:

(i) 4% of the first $2,000,000 in Total ANOMS Revenues during any Term Year;

(ii) 3% of Total Revenue, over $2,000,000 and up to $5,000,000 during any Term Year; and

(iii) 2.5% of Total ANOMS Revenues in excess of $5,000,000 in any Term Year.

Notwithstanding the foregoing provisions of this subparagraph (c), HMMH shall be entitled to a credit of up to $12,500 against the royalty due on Total ANOMS Revenues in excess of $1,000,000 during each of the first five Term Years of this Agreement and an additional credit of up to $12,500 against the royalty due on Total ANOMS Revenues in excess of $2,000,000 during each of the first five Term Years of this Agreement; so that during the first five Term Years of this Agreement, HMMH shall have a credit of $12,500 against royalties due on Total ANOMS Revenues for such Term Year in excess of $1,000,000 that will be fully earned when Total ANOMS Revenues for such year exceed $1,312,500 and shall have an additional credit of up to $12,500 against royalties due on Total ANOMS Revenues for such Term Year in excess of $2,000,000 that will be fully earned when Total ANOMS Revenues for such year exceed $2,416,667. Such credits can only be taken on a year-to-year basis and do not carry over to subsequent Term Years if not earned during any Term Year.

The royalty shall be based on Total ANOMS Revenues as defined above, and shall not be limited to the cost of the ANOMS Software and Licensed Technology included in such systems.

12. Purchase Option. HMMH shall have the right, by giving written notice to Larson-Davis at least 30 days in advance of the relevant date, to purchase all of Larson-Davis' rights to the ANOMS Software and to obtain a perpetual, royalty-free, non-exclusive right to all other rights in the Licensed Technology. The purchase price shall be shall be paid to Larson-Davis by wire transfer or delivery of a certified or official bank check on or before the purchase option date, and Larson-Davis shall deliver to HMMH an instrument of assignment in form satisfactory to HMMH under which Larson-Davis shall assign, convey and deliver to HMMH all of Larson-Davis' right, title and interest in and to the ANOMS Software and shall grant to HMMH a perpetual license to all of the additional rights included in the Licensed Technology. On completion of any such purchase all of the parties' rights and obligations under the terms of this Agreement shall cease other than the obligation of HMMH to pay any accrued license fee or royalty payment unpaid as of the date of termination, and those rights and obligations contained in paragraphs 21, 25 and 26. The purchase option dates and the purchase prices are as set forth below.

               Date             Purchase
          August 1, 1998       $3,000,000
          August 1, 2000       $2,200,000
          August 1, 2002       $1,700,000
          August 1, 2005       $  875,000

If HMMH has not previously exercised its option to purchase the Licensed Technology under the terms of paragraph 12 of this Agreement and exercises its option to extend the term of this Agreement under paragraph 34, the royalty on Total ANOMS Revenues for all periods subsequent to August 1, 2005, and prior to the end of the extended term of this Agreement shall be 3%.

13. Support Obligations of HMMH. From and after the Effective Date, HMMH shall be solely responsible for providing support services under the terms of the Assigned Contracts and to all subsequent End Users with respect to the Licensed Technology. Larson-Davis shall, when and as requested by HMMH and within reasonable time and resource constraints, assist in providing such services with respect to the Business at Larson-Davis' then current preferred customer standard rate which is presently $40 per hour.

14. Hardware. HMMH agrees to use its reasonable commercial efforts to include the hardware products of Larson-Davis in its bid proposals in the Airport Noise and Operations Monitoring Industry during the term of this Agreement. Larson-Davis agrees to provide all such hardware to HMMH for use in the Airport Noise and Operations Monitoring Industry or for HMMH internal use at a price equal to its standard price for similar equipment and orders, less 25%.
Other than price, such hardware shall be provided by Larson-Davis on the same terms as it offers to other purchasers of its hardware equipment from time to time. HMMH shall provide Larson-Davis with information it receives from End Users in the Airport Noise and Operations Monitoring Industry concerning the performance of the Larson-Davis hardware, desired enhancements to the Larson-Davis hardware, and new product requests.

15. Reporting. During the term of this Agreement, HMMH shall provide Larson-Davis within 45 days following the close of any Quarter, and whether or not a payment is due in such Quarter, with a written statement certified as accurate by a duly authorized representative of HMMH, identifying: (i) the Total ANOMS Revenues during the Quarter; (ii) the credit amount available to HMMH under subparagraph ll(c); and (iii) the calculation of the royalty due to Larson-Davis under this Agreement for the Quarter. The written statement shall be accompanied by a check for the amount of the royalty, if any, shown due for the Quarter, and by a list identifying any bids submitted in the quarter for Airport Noise and Operations Monitoring Systems. Within 90 days following the end of the fiscal year of HMMH, HMMH shall provide to Larson-Davis a copy of its financial statements for such year certified by its chief financial officer as a fair and accurate presentation of the financial condition of HMMH as of the end of the fiscal year and the results of operations for the period(s) presented. All information provided to Larson-Davis under the terms of this paragraph shall be treated as HMMH Confidential Information.

16. Books and Records. HMMH shall keep and retain, for a period of at least six years, during the term of this Agreement, true and accurate books and records containing all the data reasonably required for the full computation and verification of the Total ANOMS Revenues and the royalties to be paid to Larson-Davis under the terms of this Agreement. Such records shall be maintained in accordance with good and prudent business practices and in sufficient detail to show all factors used in the calculation of Total ANOMS Revenues and the royalties due to Larson-Davis and to permit the audit of Total ANOMS Revenues and the royalties due and paid in accordance with generally accepted accounting principles

HMMH shall permit the reasonable inspection and audit of such records by an independent certified public accountant selected by Larson-Davis during regular business hours on 15 days' prior written notice to HMMH; provided that, as a condition of being permitted to perform such inspection and audit such independent public accountants shall be required to execute a confidentiality agreement under which they shall agree to maintain in confidence all information of HMMH learned in the course of such inspection and audit, disclosing to Larson-Davis only the Total ANOMS Revenues, the calculation of any royalty due, and the aggregate amount of any underpayment, if any. All costs of such inspection and audit shall be paid by Larson-Davis; provided that, if any inspection or audit discloses a deficiency in the royalties paid to Larson-Davis in excess of 5% of the royalties determined due, HMMH shall bear all reasonable costs and expenses of such inspection or audit.

17. Disclosure of Improvements. Larson-Davis shall keep HMMH fully informed as to Improvements made by Larson-Davis with respect to the Licensed Technology. All improvements shall be included in the Licensed Technology without additional consideration and shall be subject to all provisions of this Agreement.

18.  Infringement of Proprietary Rights.

(a) HMMH shall have the first right to sue any infringer of the Licensed Technology, at its own expense and in the name of Larson-Davis, if necessary, and Larson-Davis agrees to join in such suit at HMMH's expense and to execute any necessary papers for such suit. Larson-Davis shall give HMMH prompt written notice of any such infringement of which it has knowledge. If HMMH fails within 90 days from notice by Larson-Davis to commence reasonable enforcement actions against any such infringer, Larson-Davis shall have the right to file and maintain, at its own expense, such suits for infringement; however, nothing in this Agreement shall obligate Larson-Davis to assume any responsibility or liability respecting any action or possible action for infringement.

(b) Any sum recovered in such suit or in settlement thereof shall be used first to reimburse HMMH and Larson-Davis for any and all direct out-of-pocket costs and expenses of every kind and character, including attorneys' fees, expert witness fees, court costs, and the like incurred by each of them, respectively, in the prosecution of any suit; provided that, any substantial costs incurred by the party which does not have primary responsibility for prosecuting the suit shall have been incurred at the request or with the approval of the party which has such primary responsibility. If, after suc reimbursement, any funds shall remain from such recovery, such funds shall be paid to the party which assumed primary responsibility for prosecuting such suit.

19. Defense of Licensed Technology. Subject to the provisions of paragraph 26, Larson-Davis shall be obligated to indemnify, defend, and hold HMMH harmless from any suit, damage claim, or demand based on actual or alleged infringement of any patent, copyright or trademark or any unfair trade practice resulting from the use of the Licensed Technology in accordance with the terms of this Agreement. HMMH shall cooperate fully with Larson-Davis, at Larson-Davis' cost and expense, in the defense of any such suit, claim, or demand and the employees of HMMH shall provide testimony at reasonable times and for reasonable periods without cost, except that Larson-Davis shall pay travel, lodging, and related expenses actually incurred in providing such testimony. HMMH shall be entitled to participate at its own expense in the defense and settlement of any such suit, claim, or demand through counsel of its own choosing. HMMH shall not be subject to any liability or restriction under any settlement agreement entered into by Larson-Davis without the prior written consent of HMMH.

20. Product Liability. HMMH shall indemnify, defend, and hold Larson-Davis harmless from all liability, costs, and fees relating to any claim, demand, or suit, and the defense thereof, arising from the manufacture, use, sale, or distribution by HMMH of Airport Noise and Operations Monitoring Systems under the license conferred hereby, except to the extent that such claim, demand, or suit is based upon negligence or other wrongful conduct of Larson-Davis.

21. Confidential Information. Larson-Davis and HMMH acknowledge that in the performance of this Agreement or in the contemplation thereof, each party and its employees and agents may have access to proprietary and confidential information or trade secrets of the other party, including, but not limited to, trade secrets, source code, object code, source documents, flow diagrams, logic charts, methodologies, record layouts, written instructions related to the performance by the parties under the terms of this Agreement, and information relating to either party's past, present, or future research, development, or business affairs, including, but not limited to, all financial statements, records and information, business plans, bid and proposal information, and names of customers which either party does not disclose to the public in the ordinary course of its business. For purposes of the application of this Section 21, the ANOMS Software shall be deemed to be proprietary to both Larson-Davis and HMMH. The parties agree:

(a) that all Confidential Information accessed or acquired from the other party by it or its employees or agents under this Agreement or in contemplation thereof, shall be and remain the exclusive property of the other, except as otherwise provided hereunder;

(b) to keep, and have its employees and agents keep, confidential any and all such Confidential Information belonging to the other in the same manner as it protects its own confidential information of like kind, but in no event shall it exercise less than reasonably prudent due diligence and care;

(c) not to reproduce, publish, use, or otherwise disclose to others, or permit its employees or agents or anyone else to reproduce, publish, use, or disclose to others, any Confidential Information belonging to the other without the other's written approval; provided, however, if either party is required (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand, similar process, or otherwise) to disclose any Confidential Information, such party will provide prompt notice to the other party of such request(s) so that such other party may seek any appropriate protective order and/or waive compliance with the provisions of this Agreement. Failing the entry of a protective order or the receipt of a waiver hereunder, if a party is in the written opinion of its attorneys compelled to disclose any Confidential Information under pain of liability for contempt or other material censure or material penalty, such party may disclose such Confidential Information without liability hereunder upon written notice to the other party;

(d) not to make use, or permit its employees or agents or anyone else to make use, of any Confidential Information belonging to the other in any fashion not otherwise authorized by the other pursuant to this Agreement; and

(e) that they and their employees and agents will at all times comply with all reasonable security regulations in effect from time to time at the premises of the other.

22. Survival of Confidentiality Obligations. The confidentiality obligations of the parties under the terms of this Agreement shall continue throughout the term of this Agreement and for a period of five years following any termination or expiration thereof. Within 30 days following any termination or expiration of this Agreement, each party shall retain or deliver to the other party the Confidential Information belonging to the other party.

22A. Non-competition. Larson-Davis agrees that for the term of this Agreement, Larson-Davis will not, without the prior written consent of HMMH, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, film, corporation or business which engages in the design, manufacture, development, distribution, marketing, licensing, or sale of any product, data or services in the Airport Noise and Operations Monitoring Industry, provided that Larson-Davis shall not be prohibited from selling any of its regularly-scheduled catalog items at its then-current list price to any entity, regardless of whether that entity is engaged in the Airport Noise and Operations Monitoring Industry.

23. Remedy. The parties acknowledge that the rights in the Confidential Information are extraordinary and unique, and that remedies at law may be inadequate to protect against the unauthorized disclosure or other breach of the provisions governing such information. The parties consent to the granting of equitable relief, including an injunction, whether temporary, preliminary, or final, in favor of the other party without proof of actual damages. The party found to have breached the confidentiality provisions shall pay the amount of any final judgment plus costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action.

24.  Security.

(a) As security for its obligations under this Agreement, HMMH shall pledge all of its interest in the Business, including all of the assets, contractual rights, accounts receivable, and intangible rights directly and primarily associated with the Business. HMMH hereby acknowledges ownership of the Licensed Technology by Larson-Davis for the duration of this Agreement, including, unless and until HMMH exercises its purchase option under Section 12, the ANOMS Software. Larson-Davis' security interest in such pledged assets shall be evidenced by financing statements acceptable in form and content to Larson-Davis and filed with the appropriate states. HMMH further hereby pledges as additional security all enhancements and improvements to the Licensed Technology which may be developed by HMMH, to be placed in escrow as provided in Section 25 and released to Larson-Davis upon termination of this Agreement under Section 35(b) or 36. HMMH shall not pledge the Licensed Technology or any enhancements or improvements thereto made by HMMH as collateral for any other indebtedness during the term of this Agreement. Larson-Davis agrees that its sole security interest in the Business shall be as above.

(b)  In the event of any termination of this Agreement under
Section 35(b) or 36, (i) Larson-Davis shall be entitled to obtain the release of the escrowed materials under Section 25, (ii) HMMH shall provide reasonable assistance, at HMMH expense, to Larson-Davis in transferring to Larson-Davis personnel any special technology or know-how of personnel retained by HMMH relating to the ANOMS Software, and (iii) HMMH and Larson-Davis will cooperate and exert their respective best efforts in arranging for the assignment by HMMH of HMMH's rights under any contracts for which successful completion is dependent upon the ongoing use of the Licensed Technology and the assumption by Larson-Davis of HMMH's obligations under such contracts, and HMMH shall reimburse Larson-Davis for its reasonable expenses incurred in effecting such assignment and assumption.

25. Source Code. In the event of an event or circumstance under which Larson-Davis may exercise its rights against the Collateral as described in Section 24 of this Agreement, Larson-Davis shall have the right to utilize the Licensed Technology, including the ANOMS Software and Improvements, for all purposes. During the term of this Agreement, HMMH agrees that at any time that it issues a new release of the ANOMS Software containing substantial modifications, but not less frequently than every six months whether or not any changes have been made, it will deposit an update of the source code of the ANOMS Software, including all changes, modifications, or Improvements, in both machine readable and human readable form, in escrow with an escrow agent pursuant to an escrow agreement in mutually acceptable form providing for the release of such source code to Larson-Davis in the circumstances referred to in the first sentence of this paragraph 25. In addition, HMMH shall deposit in escrow, at any time that it deposits a source code update, a summary of all changes, modifications, and improvements made to the ANOMS Software sufficient to permit Larson-Davis to utilize, modify, and change the ANOMS Software source code without additional instruction or information from HMMH in the event of release of the escrowed materials to Larson-Davis. In addition, upon the writen request of Larson-Davis, HMMH will provide to Larson-Davis an abstract summary describing the improvement(s) so deposited, as well as a copy of the object code. Such abstract and object code shall be considered confidential and proprietary to HMMH and shall be treated in accordance with the terms of paragraph 21 hereunder. HMMH will permit Larson-Davis to hire a third-party to inspect, at Larson-Davis' expense, the materials deposited in escrow upon 15 days' notice to HMMH. Such third party shall sign a non-disclosure and confidentiality agreement with respect to the escrowed material which shall (i) prohibit disclosure to any party other than Larson-Davis or HMMH any information whatsoever about the escrowed materials, and (ii) limit its disclosure to Larson-Davis to a statement of opinion that the software meets or does not meet industry standards for adequate documentation.

26. Indemnification by HMMH. HMMH shall defend, indemnify, and hold harmless Larson-Davis and its officers, directors, employees, and agents from and against any and all damages and liabilities ("Loss") and reasonable expenses ("Expenses") resulting from any claim, action, suit, or other proceeding against Larson-Davis arising out of: (i) the manufacture, use, sale, or distribution by HMMH of Airport Noise and Operations Monitoring Systems under the license conferred hereby, except to the extent that such claim, demand or suit is based upon negligence or other wrongful conduct of Larson-Davis; (ii) the performance or failure to perform by HMMH of the obligations assumed by it under the terms of the Assumed Contracts; (iii) any wrongful act or omission of HMMH or any of its officers, directors, employees, or agents in connection with the use of the Licensed Technology; (iv) any material breach by HMMH of any covenant, representation, or warranty contained in this Agreement, or (v) any breach by HMMH of its agreement to indemnify and hold Larson-Davis harmless under Section 10 of this Agreement. HMMH shall only be liable for the portion of any such Loss or Expense which exceeds $15,000. The foregoing indemnity shall exclude any Loss or Expense resulting from or relating to any wrongful act or omission of Larson-Davis which is subject to Larson-Davis' indemnity under paragraph 27.

27. Indemnification by Larson-Davis. Larson-Davis shall defend, indemnify, and hold harmless HMMH and its officers, directors, employees, and agents from and against any and all damages and liabilities ("Loss") and reasonable expenses ("Expense") resulting from any claim, action, suit, or other proceeding against HMMH arising out of (i) the manufacture, use, sale, or distribution by Larson-Davis of Airport Noise and Operations Monitoring Systems, except to the extent that such claim, demand or suit is based upon negligence or other wrongful conduct of HMMH occurring after the date of this Agreement; (ii) the performance by Larson-Davis of its obligations under the terms of the Assumed Contracts, with respect to the period prior to the Effective Date or otherwise with respect to obligations not assumed by HMMH; (iii) any wrongful act or omission of Larson-Davis or any of its officers, directors, employees, or agents in connection with the use of the Licensed Technology; (iv) any claim by a third party of infringement based on the use of the Licensed Technology by HMMH in accordance wit the terms of this Agreement; or (v) any material breach by Larson-Davis of any covenant, representation, or warranty contained in this Agreement. Larson-Davis shall only be liable for the portion of any such Loss or Expense in excess of $15,000. The foregoing indemnity shall exclude any Loss or Expense resulting from or relating to any wrongful act or omission of HMMH which is subject to HMMH's indemnity under paragraph 26.

28. Notice of Claims. If either party claiming an indemnity under this Agreement has suffered or incurred a Loss or Expense, or if any claim, action, suit, or other proceeding is threatened or instituted by or against a third party with respect to which an indemnified party may claim any damage or expense as a Loss or Expense under this Agreement, the indemnified party shall promptly notify the indemnifying party thereof in writing. The indemnifying party shall employ counsel and have the right to control the defense of any claim, action, suit, or other proceeding to which the indemnity relates, as well as the settlement thereof. The indemnifying party shall pay any final judgment or settlement amount with respect thereto. The indemnified party shall cooperate in the defense of any claim, action, suit, or other proceeding upon the request of the indemnifying party. The indemnified party shall have the right to employ counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the indemnified party. If the indemnifying party fails to defend a claim within a reasonable time after the receipt of notice thereof, the indemnified party shall have the right, but not the obligation, to undertake the defense of and to compromise or settle (exercising reasonable business judgment) the claim, action, suit, or other proceeding on behalf, for the account and at the risk of the indemnifying party. In the event of the settlement of any claim, action, suit, or proceeding, the parties shall not, except as may be required by law, disclose any terms of such settlement or consent to the disclosure thereof by any other party to such settlement, without first notifying the other and providing the opportunity for the other party to this Agreement to review such disclosure. Neither party shall have any obligation or liability under any settlement entered into by the other party without the written consent of the first party, which consent shall not be unreasonably withheld.

29. Third Party Infringement Claims. If the Licensed Technology or any part thereof is, or in the reasonable opinion of Larson-Davis may become, the subject of any infringement claim by a third party, then Larson-Davis may, at its sole option and expense, take the following actions: (i) procure for HMMH the ability to exercis the rights granted pursuant to this Agreement with respect to the Licensed Technology (or such part thereof); (ii) replace the Licensed Technology (or such part thereof) with other suitable products; or (iii) modify the Licensed Technology (or such part thereof) to avoid such infringement; provided that, in the case of any such replacement or modification (a) the replacement or modification supplied by Larson-Davis shall be substantially equivalent to the Licensed Technology in functionality and performance; (b) Larson-Davis shall hold HMMH harmless from any damage or expense incurred by it resulting from such replacement or modification (including, by way of example and not by way of limitation, customer conversion or re-training costs); and
(c) HMMH shall be entitled to an equitable adjustment in payments required to be paid by it under this Agreement if the replacement or modification lacks any of the functionality or performance qualities of the original Licensed Technology.

30. Limitation on Larson-Davis' Indemnification. In no event shall Larson-Davis be liable to, or be obligated to indemnify HMMH for a third-party claim of infringement arising out of the use by HMMH of the Licensed Technology if such infringement or alleged infringement results from alterations or modifications to the Licensed Technology made by HMMH or from the combination by HMMH of the Licensed Technology with other programs, data, or equipment.

31. Ownership of Licensed Technology. The Licensed Technology and any Improvements developed by Larson-Davis shall remain the exclusive property of Larson-Davis. Any Improvements made by HMMH shall be the exclusive property of HMMH, subject to Larson-Davis' security rights.

32. Documentation of Ownership. The parties shall execute any and all documents necessary to document ownership of original materials or to register any patents or copyrights or other property rights in such materials.

33. Non-Hire. HMMH may, at its election, hire any or all of the employees of Larson-Davis Systems currently based in Boston, Massachusetts as identified in Exhibit "J" attached hereto, but shall be under no obligation to do so. Except for such individuals, during the term of this Agreement and for one year following its termination or expiration, neither party shall, without the prior written consent of the other, hire or solicit for employment any personnel of the other party who has access to the Licensed Technology. Any consent requested by a party shall not be unreasonably withheld.

34. Term. Unless earlier terminated pursuant to Section 35 or 36, this Agreement shall be effective from the date first above written and shall expire in ten years. On expiration of the term (unless this Agreement has been earlier terminated as a result of a breach of the obligations of HMMH), HMMH shall have the option to extend the term for five years or to exercise its purchase option under Section 12. If HMMH exercises its option to extend the term, then upon expiration of the extension term HMMH shall have a perpetual, paid-up, royalty free, exclusive license to the Licensed Technology for application in the Airport Noise and Operations Monitoring Industry.

35.  Termination by HMMH.

(a) This Agreement may be terminated by HMMH if Larson-Davis materially breaches any representation, warranty, or other obligation hereunder and Larson-Davis fails to cure such breach within 60 days after it receives written notice of such breach from HMMH. In the event of such termination, HMMH shall be entitled to a limited perpetual, royalty free non-exclusive license to the Licensed Technology to the extent necessary to meet its contractual obligations to its customers in existence as of the date of termination.

(b) In addition, HMMH shall have the right to terminate this Agreement upon 90 days' written notice to Larson-Davis at any time after three years from the Effective Date, without cause, subject to Larson-Davis' rights under Section 24. In the event of any termination by HMMH under this Section 35(b), Larson-Davis shall have the right and shall be required to resume control of the Business pursuant to the provisions of Section 24. In such event, HMMH shall be required to maintain the ongoing Business up to the effective date of termination in a professional and businesslike manner, and shall use its best efforts to effect a clean transition of the Business to Larson-Davis subject to the terms of Section 24. Larson-Davis shall be specifically precluded from claiming as damages any lost income from license fees or royalty payments due pursuant to Section ll that would have accrued to it after the date of termination, to which it would otherwise have been entitled had such termination not taken place.

36. Termination by Larson-Davis. This Agreement may be terminated by Larson-Davis if (i) HMMH fails to pay the royalties or license fees (after giving effect to HMMH's right of notice under Section 1l(b)) due hereunder and fails to cure such breach withi

60 days after Larson-Davis gives written notice to HMMH;(ii) if HMMH materially breaches any representation, warranty, or other obligation under this Agreement and fails to cure such breach within 60 days after Larson-Davis gives written notice to HMMH;
or (iii) upon written notice from Larson-Davis to HMMH if at any time HMMH becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition for bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceedings under any bankruptcy or insolvency law, or winds up or liquidates, voluntary or otherwise.

36A. Certain Duties in the Event of Termination. In the event this Agreement is terminated pursuant to Section 35(b) or 36, HMMH agrees to fully and completely cooperate with Larson-Davis to reassign the Business to Larson-Davis, including all accounts payable, accounts receivable, any payments made in error to HMMH by customers subsequent to the date of termination, and other contract rights as of the effective date of any termination hereunder.

37. Late Payments. In the event that any amount due under the terms of this Agreement is not paid when due, such amount shall bear interest from the date due until paid at a fixed rate of 1% per month on the unpaid balance. This provision for interest or the payment of such interest shall not act as a waiver of the parties of their respective rights to terminate this Agreement on specified breaches, including late payment, by the other party.

37A. Representations and Warranties of Larson-Davis. As a material inducement to HMMH to enter into this Agreement and consummate the transactions contemplated hereby, Larson-Davis hereby makes to HMMH the representations and warranties contained in this Section 37A.

(a) Organization and Qualifications of Larson-Davis. Larson-Davis is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to own or lease its properties, to conduct its business in the places where such properties are owned or leased or such business is currently conducted, and to enter into and perform this Agreement.

(b) Authority of Larson-Davis. Larson-Davis has full corporate authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Larson-Davis pursuant to this Agreement and to perform its obligations hereunder.

The execution, delivery and due performance by Larson-Davis of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Larson-Davis. This Agreement and each agreement, document and instrument executed and delivered by Larson-Davis pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Larson-Davis enforceable in accordance with their terms. The execution, delivery and performance by Larson-Davis of this Agreement and of each such agreement, document and instrument (i) does not and will not violate any provision of the Articles of Incorporation or by-laws of Larson-Davis; (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Larson-Davis or require Larson-Davis to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and (c) subject to obtaining any necessary consent of Summit Enterprises, Inc., and the commercial financial lenders of Larson-Davis, does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Larson-Davis is a party or by which the property of Larson-Davis is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Licensed Technology.

(c) Accounts Receivable. To the best knowledge of Larson-Davis and except as may be set forth on Exhibit "D", all accounts receivable to be acquired by HMMH hereunder are valid and enforceable claims, subject to no setoff or counterclaim, and shall be fully collectible by HMMH after the Effective Date.

(d) Intellectual Property. Larson-Davis has exclusive ownership of all of the Licensed Technology. Larson-Davis' rights in the Licensed Technology are freely transferable, subject to obtaining any necessary consent of Summit Enterprises, Inc. and the commercial financial lenders of Larson-Davis. There are no claims or demands of any other person pertaining to any of the Licensed Technology and no proceedings have been instituted, or are pending or threatened, which challenge the rights of Larson-Davis in respect thereof. The Licensed Technology comprises all intellectual property rights owned by Larson-Davi in, and required for the operation of, the Business. Except for end-user licenses granted in the ordinary course of business, Larson-Davis has not granted any licenses with respect to the Licensed Technology or any part thereof to any person. Larson-Davis has taken reasonable steps in accordance with sound business practices to establish, protect and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to the ANOMS Software and the Licensed Technology. Larson-Davis has no knowledge of any infringement by others of any of its rights in the Licensed Technology. The present operation of the Business by Larson-Davis does not infringe any intellectual property rights of any other person. No proceeding charging Larson-Davis with infringement of any adversely held intellectual property rights in connection with its operation of the Business has been filed or is threatened to be filed. To the best knowledge of Larson-Davis, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the operation of the Business. Larson-Davis is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employee of Larson-Davis, in connection with its operation of the Business.

(e) Contracts. All of the Assigned Contracts and Collateral Rights are valid and enforceable contracts and are in full force and effect in accordance with their terms. True and correct copies of all written agreements and other documents pertaining to the Assigned Contracts and Collateral Rights will be delivered to HMMH within 30 days of the Effective Date of this Agreement. Larson-Davis is not in default under any of the Assigned Contracts and Collateral Rights and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute a material default.
To the best knowledge of Larson-Davis, no other party to any of the Assigned Contracts and Collateral Rights is in default or threatens to be in default thereunder.

(f) Litigation. There is no litigation or governmental or administrative proceeding or investigation pending or, to the best knowledge of Larson-Davis, threatened against Larson-Davis or any affiliate of Larson-Davis which relates in any way to the Business.

(g) Compliance with Laws. To the best of Larson-Davis' knowledge, except where failure to comply would not have a material adverse effect, Larson-Davis is in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by an federal, state, municipal or other governmental authority which apply to the conduct of the Business. Larson-Davis has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

(h) Warranty or Other Claims. To the best of Larson-Davis' knowledge, there are and have been no citations or decisions by any governmental or regulatory body that any software or other Airport Noise and Operations Monitoring System manufactured, marketed, licensed or distributed at any time by Larson-Davis is defective or fails to meet any standards promulgated by any such governmental or regulatory body. Except as may be set forth on Exhibit "K", there are no pending or, to the best of Larson-Davis' knowledge, threatened proceedings which may result in such a citation or decision. There are no pending or, to the best of Larson-Davis' knowledge, threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against Larson-Davis relating to the Business. There are no pending or, to the best of Larson-Davis knowledge, threatened claims against Larson-Davis for renegotiation or price redetermination of any business transaction relating to the Business, and, to the best of Larson-Davis' knowledge, there are no facts upon which any such claim could be based.

(i) Employee Matters. Larson-Davis is not delinquent in payments to any of its employees in the Business for any wages, salaries, vested vacation, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by Larson-Davis relating to the Business.

(j) Disclosure. The representations, warranties and statements contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To the best knowledge of Larson-Davis, there are no facts which are likely to have a material adverse effect on the Business that have not been disclosed to HMMH in writing.

(k) Customers. No customer of Larson-Davis has, to the best knowledge of Larson-Davis, any plan or intention to terminate its agreement or order for services in the Business, except for Orange County, California, which has expressed its intention to terminate its order for services.

37B. Representations and Warranties of HMMH. As a material inducement to Larson-Davis to enter into this Agreement and consummate the transactions contemplated hereby, HMMH hereby makes to Larson-Davis the representations and warranties contained in this section 37B.

(a) Organization and Qualifications of HMMH. HMMH is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties, to conduct its business in the places where such properties are owned or leased or such business is currently conducted, and to enter into and perform this Agreement.

(b) Authority of HMMH. HMMH has full corporate authority and power to enter into this agreement and each agreement, document and instrument to be executed and delivered by HMMH pursuant to this Agreement and to perform its obligations hereunder. The execution, delivery, and due performance by HMMH of this Agreement and each such other agreement, document, and instrument have been duly authorized by all necessary corporate action of HMMH. This Agreement and each agreement, document, and instrument executed and delivered by HMMH pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of HMMH enforceable in accordance with their terms.
The execution, delivery, and performance by HMMH of this Agreement and of each such agreement, document, and instrument (i) does not and will not violate any provision of the articles of incorporation or bylaws of HMMH; (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to HMMH or require HMMH to obtain any approval, consent, or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and (iii) does not and will not, subject to obtaining the consent of the commercial financial lenders of HMMH, result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination, or arbitration award to which HMMH is a party or by which the property of HMMH is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest, or other charge or encumbrance on any of the Licensed Technology.

(c) Litigation. There is no litigation or governmental or administrative proceeding or investigation pending or, to the best knowledge of HMMH, threatened against HMMH or any affiliate of HMMH which relates in any way to the Business.

(d) Compliance with Laws. To the best of HMMH's knowledge, except where failure to comply would not have a material adverse effect, HMMH is in compliance with all applicable statutes, ordinances, orders, rules, and regulations promulgated by any federal, state, municipal, or other governmental authority which apply to the conduct of the Business. HMMH has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule, or regulation.

(e) Employee Matters. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by HMMH and its employees.

(f) Disclosure. The representations, warranties, and statements contained in this Agreement do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, or statements not misleading in light of the circumstances under which they were made. To the best knowledge of HMMH, there are no facts which are likely to have a material adverse effect on the Business that have not been disclosed to Larson-Davis in writing as of the Effective Date of this Agreement.

(g) Customers. To the best knowledge of HMMH, no customer of the Business has any plan or intention to terminate its agreement or order for services in the Business as a result of this Agreement or the consummation of the transactions contemplated hereby.

38. Brokers. Larson-Davis and HMMH agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, Larson-Davis and HMMH each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, resulting from the actions of such party. The covenants set forth in this section shall survive the Closing and the consummation of the transactions herein contemplated.

39. Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United
States of America and, with respect to matters of state law, with the laws of the State of Utah.

40. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

     If to Larson-Davis, to:       Larson-Davis Incorporated
                                   Attn: Dan J. Johnson
                                   1681 West 820 North
                                   Provo, Utah 84601
                                   Fax No. (801) 375-0182
                                   Confirmation (801) 375-0177

     With copies to:               Howard S. Landa, Esq.
                                   Kruse, Landa & Maycock, L.L.C.
                                   Eighth Floor, Bank One Tower
                                   50 West Broadway
                                   Salt Lake City, Utah 84101
                                   Fax No. (801) 359-3954
                                   Confirmation (801) 531-7090

     If to HMMH, to:               Harris Miller Miller & Hanson Inc.
                                   Attn: Robert L. Miller,
                                         Senior Vice-President
                                   15 New England Executive Park
                                   Burlington, Massachusetts 01803
                                   Fax No. (617) 229-7939
                                   Confirmation (617) 229-0707

     With copies to:               Thomas P. Storer, P.C.
                                   Goodwin, Procter & Hoar
                                   Exchange Place
                                   Boston, Massachusetts 02109
                                   Fax No. (617) 523-1231
                                   Confirmation (617) 570-1145
or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

41. Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

42. Costs. Each of the parties shall bear its respective costs associated with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, and other costs and expenses.

43. Third-Party Beneficiaries. This Agreement is solely between Larson-Davis and HMMH and no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

44. Entire Agreement. This Agreement, together with the other agreements, exhibits and documents referenced herein, represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral.

45. Survival. The representations, warranties, and covenants of the respective parties shall survive the Closing of the transactions contemplated hereby.

46. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

47. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement shall only be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

48. Severability. If and to the extent that any court of competent jurisdiction holds any provision, or any part thereof, of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement which shall continue in full force and effect.

49. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties and their successors, assigns, heirs, executors, and administrators. Neither party may assign its rights or obligations under the terms of this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Larson-Davis:

LARSON-DAVIS INCORPORATED
By  /s/ Dan J. Johnson
  Duly authorized Officer

Typed Name & Title:   Dan J. Johnson, Vice-President

HMMH:

HARRIS MILLER MILLER & HANSON INC.
By  /s/ Robert L. Miller
  Duly Authorized Officer

Typed Name & Title:   Robert L. Miller, Sr. Vice-President/Treasurer